Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

Private National Mortgage Acceptance Company, LLC (“PNMAC”) and PennyMac Financial Services, Inc. (“PFSI”), each having a principal place of business at 3043 Townsgate Road, Westlake Village, CA 91361, and David A. Spector (“Executive”) hereby amend the Employment Agreement they made on the 8th day of December, 2015 (the “Agreement”) as follows:

In Section 1 of the Agreement, “December 18, 2015” is changed to “December 31, 2018.”

In Section 2 of the Agreement, the first sentence is amended to state:  “Executive shall be employed by PNMAC as the President and CEO of PNMAC and shall also to serve as the President and CEO of PFSI, and shall perform the duties assigned to him by PFSI’s Executive Chairman.” and the second sentence is amended to state:  “Executive shall report to PFSI’s Executive Chairman.”

In Section 3 of the Agreement, each reference to “PNMAC’s CEO” is changed to “PFSI’s Executive Chairman.”

In Section 5(a) of the Agreement, “five hundred and fifty thousand Dollars ($550,000.00)” is changed to “seven hundred and fifty thousand Dollars ($750,000.00).”

In Section 7(d) of the Agreement, clause (2) of the second paragraph is amended to read: “(2) requires Executive to report to anyone other than the Executive Chairman of PFSI or the Board.”

All other provisions, terms and conditions of the Agreement remain unchanged and in full force and effect.

In Witness Whereof, the parties hereto have executed this First Amendment to the Agreement as of April 5, 2017.

PRIVATE NATIONAL mORTGAGE ACCEPTANCE COMPANY, LLC:	PENNYMAC FINANCIAL SERVICES, INC.:

By: /s/ Jeffrey P. Grogin	By: /s/ Jeffrey P. Grogin
Name: Jeffrey P. Grogin	Name: Jeffrey P. Grogin
Title: Senior Managing Director and Chief Administrative and Legal Officer	Title: Senior Managing Director and Chief Administrative and Legal Officer

Executive

/s/ David A. Spector
David A. Spector

4846-0558-2403